Exhibit 10.15

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of June 7, 2013, is entered into among iPARTY CORP., a Delaware corporation, iPARTY RETAIL STORES CORP., a Delaware corporation (“iParty Retail”), (iParty and iParty Retail, each, the “New Subsidiary”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), under that certain Term Loan Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the covenants set forth in Articles V and VI of the Credit Agreement and (b) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article X of the Credit Agreement.

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents as requested by the Administrative Agent in accordance with the Credit Agreement.

3. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

iPARTY CORP. iPARTY RETAIL STORES CORP.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

Acknowledged and accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

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